EXHIBIT (f)

Consent of the Federal Republic of Germany

On behalf of the Federal Republic of Germany, I hereby consent to the making of the statements with respect to the Federal Republic of Germany included in the Annual Report on Form 18-K of Landwirtschaftliche Rentenbank for the year ended December 31, 2002 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Landwirtschaftliche Rentenbank to be filed with the Securities and Exchange Commission of the United States of America.

June 25, 2003

Federal Republic of Germany

By: /s/ Dietrich Jahn
Dietrich Jahn Ministerialdirigent